SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2004

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Item 2.	Acquisition or Disposition of Assets.

On March 1, 2004, Vignette Corporation (the “Company”) acquired all of the issued and outstanding stock of Tower Technology Pty Limited (“Tower Technology”). Tower Technology provided enterprise document and records management solutions. The Company paid approximately $125 million for Tower consisting of approximately $45 million in cash and 29.8 million shares of common stock for all of the issued and outstanding shares of Tower Technology. Tower Technology will be a wholly-owned subsidiary of the Company.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial Statements relating to the acquisitions described in this Form 8-K and required pursuant to Rule 3-05 of Regulation S-X are not included herein but will be filed by an amendment to this Form 8-K within sixty (60) days from March 15, 2004.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the acquisitions described in this Form 8-K and required pursuant to Article 11 of Regulation S-X are not included herein but will be filed by an amendment to this Form 8-K within sixty (60) days from March 15, 2004.

(c) Exhibits

Exhibit Number	Description

99.1	Share Sale Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: March 5, 2004	By:	/s/ Thomas E. Hogan

Thomas E. Hogan President and Chief Executive Officer

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